P17000004537

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

000293714730

01/13/17--01018--023 **105.00

FILED
2017 JAN 13 PM 4:01
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

V HERRING
JAN 18 2017

COVER LETTER

TO: Charter Section
Division of Corporations

SUBJECT: THE GREATER CANNABIS COMPANY, INC.
Name of Resulting Florida Profit Corporation

The enclosed Certificate of Conversion, Articles of Incorporation, and fees are submitted to convert an "Other Business Entity" into a "Florida Profit Corporation" in accordance with s. 607.1115, F.S.

Please return all correspondence concerning this matter to:

Wayne Anderson
Contact Person

Sylios Corp
Firm/Company

P.O. Box 521
Address

St. Petersburg, FL 33731
City, State and Zip Code

info@sylios.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Wayne Anderson at (727) 482-1505
Name of Contact Person — Area Code and Daytime Telephone Number

Enclosed is a check for the following amount:

- ■ $105.00 Filing Fees
- ☐ $113.75 Filing Fees and Certificate of Status
- ☐ $113.75 Filing Fees and Certified Copy
- ☐ $122.50 Filing Fees, Certified Copy, and Certificate of Status

STREET ADDRESS:
New Filings Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

MAILING ADDRESS:
New Filings Section
Division of Corporations
P. O. Box 6327
Tallahassee, FL 32314

Certificate of Conversion
For
"Other Business Entity"
Into
Florida Profit Corporation

FILED
2017 JAN 13 PM 4:01
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

This Certificate of Conversion **and attached Articles of Incorporation** are submitted to convert the following **"Other Business Entity" into a Florida Profit Corporation** in accordance with s. 607.1115, Florida Statutes.

1. The name of the "Other Business Entity" immediately prior to the filing of this Certificate of Conversion is:

The Greater Cannabis Company, LLC L14-46206
Enter Name of Other Business Entity

2. The "Other Business Entity" is a limited liability company
(Enter entity type. Example: limited liability company, limited partnership, general partnership, common law or business trust, etc.)

first organized, formed or incorporated under the laws of Florida
(Enter state, or if a non-U.S. entity, the name of the country)

on March 20, 2014
Enter date "Other Business Entity" was first organized, formed or incorporated

3. If the jurisdiction of the "Other Business Entity" was changed, the state or country under the laws of which it is now organized, formed or incorporated:

____.

4. The name of the Florida Profit Corporation as set forth in the **attached Articles of Incorporation:**

The Greater Cannabis Company, Inc.
Enter Name of Florida Profit Corporation

5. If not effective on the date of filing, enter the effective date: ____________________.
(The effective date: 1) cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State; AND 2) must be the same as the effective date listed in the attached Articles of Incorporation, if an effective date is listed therein.)
Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Signed this 9th day of January, 2017.

Required Signature for Florida Profit Corporation:

Signature of Chairman, Vice Chairman, Director, Officer, or, if Directors or Officers have not been selected, an Incorporator: ______________________

Printed Name: Wayne Anderson Title: President

Required Signature(s) on behalf of Other Business Entity: [See below for required signature(s).]

Signature: ______________________

Printed Name: Wayne Anderson Title: President of Managing Member

Signature: ______________________

Printed Name: ______________________ Title: ______________________

Signature: ______________________

Printed Name: ______________________ Title: ______________________

Signature: ______________________

Printed Name: ______________________ Title: ______________________

Signature: ______________________

Printed Name: ______________________ Title: ______________________

Signature: ______________________

Printed Name: ______________________ Title: ______________________

If Florida General Partnership or Limited Liability Partnership:
Signature of one General Partner.

If Florida Limited Partnership or Limited Liability Limited Partnership:
Signatures of **ALL** General Partners.

If Florida Limited Liability Company:
Signature of a Member or Authorized Representative.

All others:
Signature of an authorized person.

FILED
2017 JAN 13 PM 4:01
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Fees:

Certificate of Conversion:	$35.00
Fees for Florida Articles of Incorporation:	$70.00
Certified Copy:	$8.75 (Optional)
Certificate of Status:	$8.75 (Optional)

FILED

2017 JAN 13 PM 4: 01

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLES OF INCORPORATION
OF
THE GREATER CANNABIS COMPANY, INC.

The undersigned subscriber to these Articles of Incorporation is a natural person competent to contract and hereby form a Corporation for profit under Chapter 607 of the Florida Statues.

ARTICLE 1 – NAME

The name of the Corporation is The Greater Cannabis Company, Inc. (hereinafter, "Corporation"). The Corporation was formerly known as The Greater Cannabis Company, LLC.

ARTICLE 2 – PURPOSE OF CORPORATION

The purpose for which the corporation is organized as:

A. To purchase, or in any way acquire for investment or for sale or otherwise, lands, contracts for the purchase or sale of lands, buildings, improvements, and any real property of any kind or any interest therein, and as the consideration for the same to pay cash or to issue the capital stock, debenture bonds, mortgage bonds, or other obligations of the corporation, and to sell, convey, lease, mortgage, deed of trust, turn to account, otherwise deal with all or any part of the property of the corporation to make and obtain loans upon real estate, improve or unimproved, and upon personal property, giving or taking evidences of indebtedness and securing the payment thereof by mortgage, trust deed, pledge or otherwise, and to enter into contracts to buy or sell any property, real or personal, to buy and sell mortgages, trust deeds, contracts, and evidences, of indebtedness, paying for the same in cash, stock or bonds, of this corporation and to draw, make, accept endorse, discount, execute, and issue promissory notes, bills of exchange, warrants, instruments, or obligations of the corporation, from time to time, for any of the objects or purposes of the corporation without restriction or limit as to amount.

B. To engage in any lawful business; to do all and everything necessary, suitable, or proper for the accomplishment of any of the purposes, attainment of any of the objectives, or the exercise of any of the powers herein set forth, either alone of in conjunction with other corporation, firms or individuals, and either as principals or agents, and to do every other act or acts, thing or things incidental or pertinent to or growing out of or connected with the above mentioned objectives, purpose, or powers.

C. In general, to have and to exercise any and all powers that corporations have and may have under the laws of the State of Florida, and as the same may be amended, for any lawful purpose.

ARTICLE 3 – PRINCIPAL OFFICE

The address of the principal office of this Corporation is 735 Arlington Ave N., Suite 308, St. Petersburg, FL 33701. The mailing address of the Corporation is P.O. Box 521, St. Petersburg, FL 33731.

ARTICLE 4 – INCORPORATOR

The name and street address of the incorporator of this Corporation is:

Sylios Corp
735 Arlington Ave N., Suite 308
St. Petersburg, FL 33701

ARTICLE 5 – CORPORATE CAPITALIZATION

The Corporation is authorized to issue two classes of stock.

1. **Common Stock**- One class of stock shall be common stock, par value $0.001, of which the Corporation shall have the authority to issue 500,000,000 shares.
    a. **Voting.** The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the General Corporation Law.
2. **Preferred Stock**-The second class of stock shall be preferred stock, par value $0.001, of which the Corporation shall have the authority to issue 10,000,000 shares.

The Board of Director(s) of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hererafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Director(s) may deem advisable, subject to such restrictions or limitation, if any, as may be set forth in the bylaws of the Corporation.

ARTICLE 6 – SHAREHOLDERS' RESTRICTIVE AGREEMENT

All of the shares of stock of this Corporation may be subject to a Shareholders' Restrictive Agreement of containing numerous restrictions on the rights of shareholders of the Corporation and transferability of the shares of stock of the Corporation. A copy of the Shareholders' Restrictive Agreement, if any, is on file at the principal office of the Corporation.

ARTICLE 7 – POWERS OF CORPORATION

The Corporation shall have the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, subject to any limitations or restrictions imposed by applicable law or these Articles of Incorporation.

ARTICLE 8 – TERM OF EXISTENCE

This Corporation shall have perpetual existence.

ARTICLE 9 – REGISTERED OWNER(s)

The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name any share or right is registered on the books of the Corporation as the owner thereto, for all purposes, and except as may be agreed in writing by the Corporation, the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such share or right on the part of any other person, whether or not the Corporation shall have notice thereof.

ARTICLE 10 – REGISTERED AGENT/ADDRESS

The name and address of the registered agent of this Corporation is Sylios Corp located at 735 Arlington Ave N., Suite 308, St. Petersburg, FL 33701.

ARTICLE 11 – BYLAWS

The Board of Director(s) of the Corporation shall have power, without the assent or vote of the shareholders, to make, alter, amend or repeal the Bylaws of the Corporation, but the affirmative vote of a number of Directors equal to a majority of the number who would constitute a full Board of Director(s) at the time of such action shall be necessary to take any action for the making, alteration, amendment or repeal of the Bylaws.

ARTICLE 12 – AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, or in any amendment hereto, or to add any provision to these Articles of Incorporation or to any amendment hereto, in any manner now or hereafter prescribed or permitted by the provisions of any applicable statue of the State of Florida, and all rights conferred upon shareholders in these Articles of Incorporation or any amendment hereto are granted subject to this reservation.

ARTICLE 13 – INDEMNIFICATION

The Corporation shall indemnify a director or officer of the Corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or office was a party because the director or officer is or was a director or officer of the Corporation against reasonable attorney fees and expenses incurred by the director or officer in connection with the proceeding. The Corporation may indemnify an individual made a party to a proceeding because the individual is or was a director, officer, employee or agent of the Corporation against liability if authorized in the specific case after determination, in the manner required by the board of directors, that indemnification of the director, officer, employee or agent, as the case may be, is permissible in the circumstances because the director, officer, employee or agent has met the standard of conduct set forth by the board of directors. The indemnification and advancement of attorney fees and expenses for directors, officers, employees and agents of the Corporation shall apply when such persons are serving at the Corporation's request while a director, officer, employee or agent of the Corporation, as the case may be, as a director, officer, partner, trustee, employee or agent of another foreign or domestic Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit, as well as in their official capacity with the Corporation. The Corporation also may pay for or reimburse the reasonable attorney fees and expenses incurred by a director, officer, employee or agent of the Corporation who is a party to a proceeding in advance of final disposition of the proceeding. The Corporation also may purchase and maintain insurance on behalf of an individual arising from the individual's status as a director, officer, employee or agent of the Corporation, whether or not the Corporation would have power to indemnify the individual against the same liability under the law. All references in these Articles of Incorporation are deemed to include any amendment or successor thereto. Nothing contained in these Articles of Incorporation shall limit or preclude the exercise of any right relating to indemnification or advance of attorney fees and expenses to any person who is or was a director, officer, employee or agent of the Corporation or the ability of the Corporation otherwise to indemnify or advance expenses to any such person by contract or in any other manner. If any word, clause or sentence of the foregoing provisions regarding indemnification or advancement of the attorney fees or expenses shall be held invalid as contrary to law or public policy, it shall be severable and the provisions remaining shall not be otherwise affected. All references in these Articles of Incorporation to "director", "officer",

"employee", and "agent" shall include the heirs, estates, executors, administrators and personal representatives of such persons.

IN WITNESS, WHEREOF, I have hereunto set my hand and seal, acknowledged and filed the foregoing Articles of Incorporation under the laws of the State of Florida this 9th day of January, 2017.

SYLIOS CORP

Wayne Anderson, President and Incorporator

Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity

Required Signature/Registered Agent

01/09/2017

Date

FILED
2017 JAN 13 PM 4:01
SECRETARY OF STATE
TALLAHASSEE, FLORIDA